UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2016

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 University Street, Suite 2409, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2016, ModSys International Ltd., or Modern Systems, entered into a Transition Agreement and Release, or Transition Agreement, with Rick Rinaldo, Modern Systems’ Chief Financial Officer. Pursuant to the Transition Agreement, Mr. Rinaldo will remain Chief Financial Officer through April 15, 2016, or the Separation Date, on which date Mr. Rinaldo will resign as an officer and employee of the Company. During the transition period, Mr. Rinaldo will receive his normal base salary compensation and benefits. In consideration for a standard release of claims, Mr. Rinaldo will vest in his restricted stock units through the Separation Date and will receive a lump sum bonus payment of $6,200 on the Separation Date, provided Mr. Rinaldo meets certain goals and objectives during the transition period. The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Transition Agreement dated January 15, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date January 22, 2016	By	/s/ Matt Bell
Matt Bell
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition Agreement dated January 15, 2016

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